EXHIBIT 15











July 31, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 18, 2000 on our review of interim financial information of Ford Motor Company (the "Company") as of and for the period ended June 30, 2000 and included in the Company's Quarterly Report on Form 10-Q for the quarter then ended is incorporated by reference in this Registration Statement on Form S-8 (No. 333-47735) dated August 2, 2000.

Very Truly Yours,


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, MI